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                    L.L.C. INTEREST PLEDGE AND SECURITY AGREEMENT
                    ---------------------------------------------


     THIS L.L.C. INTEREST PLEDGE AND SECURITY AGREEMENT (the "L.L.C. Interest Pledge Agreement"), dated as of February 26, 1998, is executed by ALADDIN GAMING HOLDINGS, L.L.C., a Nevada limited-liability company ("Shareholder"), in favor of STATE STREET BANK AND TRUST COMPANY, as trustee ("Trustee") for the holders of those certain $221,500,000 at maturity 13.5% Senior Discount Notes due 2010 ("Noteholders"), pursuant to that certain Indenture dated as of February 26, 1998 (the "Indenture") by and among Trustee, Shareholder, and Aladdin Capital Corp., a Nevada corporation ("Capital").


                                       RECITALS
                                       --------

          Shareholder owns 100% of the Series A Preferred Membership Interests (the "Series A Preferred Interests") of Aladdin Gaming, L.L.C., a Nevada limited-liability company ("Aladdin Gaming").

          The Noteholders are willing to purchase $221,500,000 at maturity 13.5% Senior Discount Notes due 2010 (the "Notes") for the purposes of, among other things, providing funds to finance the cost of developing, constructing, equipping and opening the Aladdin Hotel and Casino in Las Vegas, Nevada.

          Shareholder will derive substantial benefit from the purchase of the Notes by the Noteholders.

          It is a condition precedent to purchasing the Notes that Shareholder pledge 100% of its interest in the Series A Preferred Interests to Trustee, for the benefit of the Noteholders, as security for the Notes.

                                      AGREEMENT
                                      ---------

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shareholder hereby agrees with Trustee as follows:

          Definitions and Interpretation. When used in this L.L.C. Interest Pledge Agreement, the following terms shall have the following respective meanings:

          "Borrowers" shall mean Aladdin Gaming Holdings, L.L.C., a Nevada limited-liability company and Aladdin Capital Corp., a Nevada corporation, as joint and several obligors under the Indenture.


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          "Collateral" shall have the meaning given to that term in Paragraph 2 hereof.

          "Obligations" shall mean and include all obligations, howsoever arising, owed by Borrowers to the Noteholders of every kind and description, pursuant to the terms of the Indenture (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Notes and the Indenture, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Shareholder or Borrowers and payable by Shareholder or Borrowers hereunder and thereunder.

          "L.L.C. Interest" shall mean the Series A Preferred Interests of Aladdin Gaming.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

     Unless otherwise defined herein, all other capitalized terms used herein and defined in the Indenture shall have the respective meanings given to those terms in the Indenture, and all terms defined in the UCC shall have the
respective meanings given to those terms in the UCC.   To the extent the
meanings given herein are inconsistent with those given in the UCC, the meanings given herein shall govern. Shareholder has previously received a copy of the Indenture.

     2.   Pledge.   As security for the Obligations, Shareholder hereby
pledges and assigns to Trustee, for the benefit of the Noteholders and grants to Trustee, for the benefit of the Noteholders, a security interest in all right, title and interests of Shareholder in and to the L.L.C. Interest, whether now owned or hereafter acquired (collectively, the "Shareholder's L.L.C. Interest"), including without limitation the Shareholder's L.L.C. Interest described in Exhibit "A" hereto, and all proceeds thereof, including, without limitation, distributions and other property received and receivable by Shareholder in connection with the Shareholder's L.L.C. Interest (the Shareholder's L.L.C. Interest and such proceeds to be referred to herein collectively as the "Collateral").

     3. Representations and Warranties. Shareholder represents and warrants to Trustee, for the benefit of the Noteholders, that: (a) the execution, delivery and performance by Shareholder of this L.L.C. Interest Pledge Agreement are within the power of Shareholder and have been duly authorized by all necessary actions on the part of Shareholder; (b) this L.L.C. Interest Pledge Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity; (c) the execution, delivery and performance of this L.L.C. Interest Pledge Agreement do not (i) violate

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any requirement of law, regulation or statute, (ii) violate any provision of, or result in the breach or the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any indenture, mortgage, lien, lease, agreement, license, instrument, guaranty, or other document to which Shareholder is a party or by which Shareholder or its property is bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Shareholder (except such liens as may be created in favor of Trustee, for the benefit of the Noteholders, pursuant to this L.L.C. Interest Pledge Agreement); (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this L.L.C. Interest Pledge Agreement, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (e) Shareholder is the beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time Shareholder acquires rights in the Collateral, will be the beneficial) and no other Person has (or, in the case of after-acquired Collateral, at the time Shareholder acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral, other than "Permitted Liens" (as such term is defined in the Indenture); (f) all of the Collateral which are preferred membership interests are and such future Collateral will be validly issued, fully paid and nonassessable securities of Aladdin Gaming; (g) the Collateral includes all of the issued and outstanding membership interests of Series A Preferred Interests of Aladdin Gaming; (h) upon transfer to Trustee of all Collateral consisting of securities, Trustee (on behalf of the Noteholders) will have a first priority perfected security interest in such Collateral, and (or in the case of all other after-acquired Collateral, at the time Shareholder acquires rights therein, will have) a first priority perfected security interest in all other Collateral, other than Permitted Liens; (i) all information heretofore, herein or hereafter supplied in writing to Trustee, taken as a whole, by or on behalf of Shareholder with respect to the Collateral does not contain any untrue statements of a material fact and does not omit and will not omit to state any material fact necessary to make any information so supplied, in light of the circumstances under which they were supplied, not misleading; and (j) Shareholder's principal place of business is 3667 Las Vegas Blvd. South, Las Vegas, Clark County, Nevada.

     4.   Covenants.   Shareholder hereby agrees: (a) to perform all acts
that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Trustee hereunder and the first priority of such lien, subject only to Permitted Liens; (b) to cause its Restricted Subsidiaries to perform, upon request of the Trustee, all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Trustee hereunder and the first priority of such lien, subject only to Permitted Liens (c) to promptly deliver to Trustee all originals of certificates and other documents, instruments and agreements evidencing the Collateral which are now held or hereafter received by Shareholder, together with any blank assignment documents executed by Shareholder as Trustee may request; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other documents, instruments and agreements and take other actions deemed necessary, as Trustee may request, to perfect, maintain and protect its lien hereunder and the priority thereof; (e) to appear in and defend any action or proceeding which may affect its title to or Trustee's interest in the Collateral; (f) to keep the Collateral free of all liens except those created hereunder and the Permitted Liens; (g) not to vote to enable, or take any other action to permit, Aladdin Gaming to issue any L.L.C. Interest except as expressly permitted by the Indenture; (h) to pay, and to save Trustee and the Noteholders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this L.L.C. Interest Pledge Agreement; and (i) not to, without the written consent of the Trustee pursuant to or otherwise expressly permitted by the Indenture, sell, dispose of or transfer (directly or indirectly) or covenant to sell, dispose of or transfer (directly or indirectly) the Collateral.

     5.   Dividends and Voting Rights Prior to Default.   Until an Event of
Default (as defined in the Indenture) shall have occurred and be continuing and Trustee shall have given notice to Shareholder of Trustee's intent to exercise its rights pursuant to Subparagraph 6(b) below, Shareholder shall be permitted (a) to receive all distributions made in connection with Shareholder's L.L.C. Interest (other than distributions paid in additional L.L.C. Interest unless such additional L.L.C. Interest is pledged to Trustee, for the benefit of the Noteholders, pursuant to this L.L.C. Interest Pledge Agreement which are expressly permitted by the Indenture and (b) to exercise all voting and limited-liability company rights with respect to the L.L.C. Interest; provided, however, that no vote shall be cast or limited-liability company right exercised or other action taken which, in Trustee's reasonable judgment, would impair the Collateral or be inconsistent with or result in any violation of any provision of the Indenture.

     6. Future Documents. The Shareholder shall deliver to the Trustee copies of all documents delivered to the Disbursement Agent pursuant to this agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions herein, to assure and confirm to the Trustee and the Disbursement Agent that the security interest in the Collateral is available for the security of the Indenture and the Notes secured thereby.

     7. Recording and Opinions. The Shareholder shall furnish to the Trustee simultaneously with the execution and delivery of the Indenture an Opinion of Counsel either (a) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of the Indenture, financing statements or other instruments necessary to make effective the liens intended to be created by this agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to make such liens effective. The Shareholder shall furnish to the Disbursement Agent and the Trustee on February 1 in each year beginning with February 1, 1998, an Opinion of Counsel, dated as of such date, either
(a)(i) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the liens and reciting with respect to the security interests in the Collateral, the details of such section or referring to prior Opinions of Counsel in which such details are given, (ii) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve (12) months fully to preserve and protect, to the extent such preservation and protection are possible by filing, the rights of the Noteholders, the Disbursement Agent and the Trustee under the Indenture and this agreement with respect to the security interests in the Collateral, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such liens and assignments.

     8. Authorization of Action to be taken by the Trustee. Subject to Sections 7.01 and 7.02 of the Indenture, the Trustee may, in its sole discretion and without the consent of the Noteholders, on behalf of the Noteholders, take and direct the Disbursement Agent to take, all actions it deems necessary or appropriate in order to (a) enforce any of the terms of this agreement or (b) collect and receive any and all amounts payable in respect of the Obligations of the Shareholder under the Indenture. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this agreement or the Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest granted herein or be prejudicial to the interest of the Noteholders or the Trustee.

     9.   Default and Remedies.

          (a) Event of Default. The occurrence (whether as a result of acts or omissions by Borrowers or any other Person) of an Event of Default under the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an "Event of Default" hereunder.

          (b)  Dividends and Voting Rights.   Upon the occurrence and during
     the continuance of any Event of Default hereunder, Trustee may, upon notice to Shareholder, (i) notify Aladdin Gaming to pay all dividends on Shareholder's L.L.C. Interest to Trustee, for the benefit of the Noteholders, receive and collect all such dividends and make application thereof to the obligations in such order as Trustee may determine, and
     (ii) register all of Shareholder's L.L.C. Interest in the name of Trustee or its nominee, for the benefit of the Noteholders, and Trustee or its nominee may thereafter exercise (A) all voting, limited-liability company and other rights pertaining to Shareholder's L.L.C. Interest at any meeting of shareholders of Aladdin Gaming or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to Shareholder's L.L.C. Interest as if it were the absolute owner thereof (including, without limitation, after Trustee has commenced to exercise remedies (or such remedies are deemed commenced) under the Indenture, the right to exchange at its discretion any and all of Shareholder's L.L.C. Interest upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the limited-liability company structure of Aladdin Gaming, or upon the exercise by Shareholder or Trustee of any right, privilege or option pertaining to Shareholder's L.L.C. Interest, and in connection therewith, the right to deposit and deliver any and all of Shareholder's L.L.C. Interest with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Trustee shall have no duty to Shareholder to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Promptly after the waiver or cure of the Event of Default giving rise to Trustee's election under this Paragraph 6(b), Trustee shall notify Shareholder, Capital and Aladdin Gaming of such waiver or cure and for so long as no subsequent continuing Event of Default exists, Shareholder shall have all rights as a shareholder it had prior to the occurrence of such Event of Default, the Shareholder's L.L.C. Interest shall again be registered in the name of Shareholder and Aladdin Gaming shall again make all payments and distributions with respect to Shareholder's L.L.C. Interest to Shareholder.

          (c)  Additional Remedies.   Subject to the terms of the Indenture,
     upon the occurrence and during the continuance of an Event of Default, Trustee may exercise, in addition to all other rights and remedies granted in this L.L.C. Interest Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any and all rights and remedies at law, including, without limitation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Trustee may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Shareholder, Capital, Aladdin Gaming or any other Person (except notice of time and place of sale and any other notice required by law and any notice referred to below or in the Indenture) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Shareholder, which right or equity is hereby waived and released. Trustee shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Trustee hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to Trustee, to the payment in whole or in part of the Obligations, in such order as Trustee may elect, and only after such application and after the payment by Trustee of any other amount required by any provision of law, need Trustee account for the surplus, if any, to Shareholder. To the extent permitted by applicable law, Shareholder waives all claims, damages and demands it may acquire against Trustee arising out of the exercise by it of any rights hereunder except as may arise solely from Trustee's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 5 business days before such sale or other disposition.


          10.   Authorized Actions.   Shareholder acknowledges that the
Obligations hereunder may be supplemented, augmented and otherwise increased as a result of changes in the underlying obligations of Borrowers pursuant to the Indenture. In that regard, Shareholder authorizes Trustee, in its discretion, without notice to Shareholder, irrespective of any change in the financial condition of Shareholder, Capital, or Aladdin Gaming since the date hereof, and without affecting or impairing in any way the liability of Shareholder hereunder, from time to time to (a) create new Obligations, and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold additional security for the payment or performance of the Obligations and exchange, enforce, waive or release any such additional security; (c) apply such additional security and direct the order or manner of sale thereof; (d) purchase such additional security at public or private sale; (e) upon the occurrence and during the continuance of an Event of Default, make any payments and do any other acts Trustee shall deem necessary to protect the Noteholders' security interest in the Collateral, including, without limitation, pay, purchase, contest or compromise any encumbrance, charge or lien (other than a Permitted Lien) which in the judgment of Trustee appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, pay all expenses incurred in connection therewith, including attorneys' fees, and Shareholder hereby agrees it shall be bound by any such payment made or act taken by Trustee hereunder and shall reimburse Trustee for all payments made and expenses incurred, which amounts shall be secured under this L.L.C. Interest Pledge Agreement; provided, however, that Trustee shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts; (f) otherwise exercise any right or remedy it may have against Shareholder, Capital, or Aladdin Gaming, or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (g) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and (h) assign the Obligations or this L.L.C. Interest Pledge Agreement in whole or in part (subject to the terms and conditions of the Indenture).

          11.  Waivers.   Shareholder waives (a) any right to require Trustee
or the Noteholders to (i) proceed against Capital or Aladdin Gaming, (ii) proceed against or exhaust any security received from Capital or Aladdin Gaming or (iii) pursue any other remedy in Trustee's power whatsoever; (b) any defense resulting from the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Shareholder against Capital or Aladdin

Gaming, or any security, whether resulting from an election by Trustee to foreclose upon security by nonjudicial sale, or otherwise; (c) any setoff or counterclaim of Capital or Aladdin Gaming or any defense which results from any disability or other defense of Capital or Aladdin Gaming or the cessation or stay of enforcement from any cause whatsoever of the liability of Capital or Aladdin Gaming; (d) any right to exoneration of sureties which would otherwise be applicable; (e) except to the extent prohibited by NRS 40.495, any right of subrogation or reimbursement and any right of contribution, and right to enforce any remedy which Trustee now has or may hereafter have against Capital or Aladdin Gaming, and any benefit of, and any right to participate in, any security now or hereafter received by Trustee until the Obligations have been paid in full; (f) all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, and notices of acceptance of the L.L.C. Interest Pledge Agreement and of the existence, creation or incurrence of new or additional Obligations; (g) the benefit of any statute of limitations (to the extent permitted by law); and
(h) any right to be informed by Trustee of the financial condition of Capital or Aladdin Gaming or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.
Shareholder has the ability and assumes the responsibility for keeping informed of the financial condition of Capital and Aladdin Gaming and of other circumstances affecting such nonpayment and nonperformance risks.

          12.  Limitation on Duties Regarding Collateral.   Trustee's sole
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 104.9207 of the UCC or otherwise, shall be to deal with it in the same manner as Trustee deals with similar securities and property for its own account and as would be dealt by a prudent person in the reasonable administration of its affairs. Neither Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Shareholder or otherwise.

          13.  Nevada Gaming Law.  This agreement will be governed by and
subject to the Nevada Gaming Control Act.   Without limiting the generality
of the foregoing, the parties agree that:

                The pledge of the L.L.C. Interest of Aladdin Gaming provided for herein, and any restrictions on the transfer and agreements not to encumber the L.L.C. interest, will be subject to the approval of the Nevada Gaming Authorities (as defined in the Indenture) and such approval may require amendment of this agreement to include additional references to regulatory requirements;

                Notwithstanding approval by the Nevada Gaming Authorities pursuant to paragraph (a), other approvals of the Gaming Authorities (including the licensing of the Trustee and/or the Noteholders) may, and in some cases will, be required before certain transactions relating to this Agreement may occur, including but not limited to the following:

                    any re-registration or action similar to re-registration of the L.L.C. Interest (or any distribution in respect of, in addition to, in substitution of, or in exchange for, the L.L.C. Interest or any part thereof);

                         any foreclosure, sale, transfer or other disposition of the L.L.C. Interest or any other enforcement of the security interest therein; and

                    (iii) to the extent required by the Nevada Gaming Authorities, the exercise by the Trustee of any of its remedies under
     Section 6 and any of the voting and consensual rights set forth therein, after and during the continuance of an Event of Default; and

                    (iv) pursuant to Regulation 8.050 of the Nevada Gaming Commission, the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the L.L.C. Interest, except that such consideration may be placed in escrow pending the necessary approvals.

               If required, the Trustee shall retain all evidence of ownership in the L.L.C. Interest of Aladdin Gaming, or any distribution of additional securities in respect of, in addition to, in substitution of, or in exchange for, such L.L.C. Interest of Aladdin Gaming, or any part thereof, in the State of Nevada at a location designated to the Nevada State Gaming Control Board (the "Nevada Board") through its agent, or such substitute agent as it may select in its reasonable discretion that is located in and authorized to do business in the State of Nevada, pursuant to the terms of an Escrow Agreement to be entered into by the Trustee and its agent substantially in the form attached hereto as Exhibit "B", and Trustee shall make the certificates or instruments evidencing the L.L.C. Interest available for inspection by agents or employees of the Nevada Board immediately upon request during normal business hours.

          15. Termination. This L.L.C. Interest Pledge Agreement shall terminate upon the satisfaction of all Obligations, and Trustee shall promptly thereafter deliver the L.L.C. Interest certificates held by it hereunder to Shareholder and, at Shareholder's expense, execute and deliver to Shareholder such documents as Shareholder shall reasonably request to evidence such termination. Upon any release of the L.L.C. Interest of Aladdin Gaming from the pledge and security interest hereunder pursuant to the Release Provision, the Trustee shall promptly deliver to Shareholder all certificates representing such L.L.C. Interest and, at Shareholder's expense, execute and deliver to Shareholder such documents as Shareholder shall reasonably request to evidence such release.

          16. Power of Attorney. Shareholder hereby appoints and constitutes Trustee as Shareholder's attorney-in-fact for purposes of (a) collecting any Collateral, (b) conveying any item of Collateral to any purchaser thereof, and (c) making any payments or taking any acts under Paragraph 6 hereof. Trustee's authority hereunder shall include, without limitation, upon the occurrence and during the continuance of an Event of Default, the authority to endorse and negotiate, for Trustee's own account, any checks or instruments in the name of Trustee, to execute or receipt for any document, to transfer title to any item of Collateral, and to take any other actions necessary or incident to the powers granted to Trustee in this L.L.C. Interest Pledge Agreement.

This power of attorney is coupled with an interest and is irrevocable by Shareholder.


          17.  Miscellaneous.

               (a) Notices. Except as otherwise provided herein, all notices, requests, demands of other communications to or upon the parties hereto shall be addressed to the parties at the respective addresses indicated below or at such other address as either party hereto may designate by written notice to the other party, and shall be deemed to have been given (i) in the case of notice by letter, three (3) days after deposited in the mails registered and return receipt requested, or (ii) in the case of notice given by telecommunication, when sent and received by the recipient prior to 5:00 p.m. on the recipient's business day:

     Trustee:        State Street Bank and Trust Company
                     Corporate Trust Division
                     Two International Place
                     Boston, Massachusetts  02110
                     Ph: (617) 664-5340
                     FAX:(617) 664-5371


     Shareholder:    Aladdin Gaming Holdings, L.L.C.
                     2810 W. Charleston Blvd., Ste. 58
                     Las Vegas, Nevada 89102
                     Attn: Jack Sommer
                     Ph: (702) 870-1234
                     FAX:(702) 870-8733


     Capital:        Aladdin Capital Corp.
                     2810 W. Charleston Blvd., Ste. 58
                     Las Vegas, Nevada 89102
                     Attn: Jack Sommer
                     Ph: (702) 870-1234
                     FAX:(702) 870-8733

     Aladdin Gaming: Aladdin Gaming, L.L.C.
                     2810 W. Charleston Blvd., Ste. 58
                     Las Vegas, Nevada
                     Attn: Jack Sommer
                     Ph:  (702) 870-1234
                     FAX: (702) 870-8733

               (b) Nonwaiver. No failure or delay on Trustee's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

               (c)   Amendments and Waivers.   This L.L.C. Interest Pledge
     Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the party or parties against which enforcement thereof is sought. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

               (d)   Assignment.   This L.L.C. Interest Pledge Agreement
     shall be binding upon inure to the benefit of Trustee, the Noteholders and Shareholder and their respective successors and assigns; provided, however, that Shareholder may not assign its rights or delegate its duties hereunder without the prior written consent of Trustee. Trustee may assign or otherwise transfer all or any part of its interest under this L.L.C. Interest Pledge Agreement, upon notice to Shareholder. Trustee may disclose this L.L.C. Interest Pledge Agreement and any financial or other information relating to Shareholder to any potential assignee or participant.

               (e)   Cumulative Rights, etc.   The rights, powers and
     remedies of Trustee under this L.L.C. Interest Pledge Agreement shall be in addition to all rights, powers and remedies given to Trustee by virtue of the Indenture, any applicable governmental rule or regulation or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Trustee's lien in the Collateral. Shareholder waives any right to require Trustee to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Trustee's power.

               (f)   Governing Law.   This L.L.C. Interest Pledge Agreement
     shall be governed by and construed in accordance with the laws of the State of New York, except (i) as the Nevada Gaming Control Act may apply, (ii) as required by mandatory provisions of Nevada law and (iii) to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of the State of Nevada.

          IN WITNESS WHEREOF, Shareholder has caused this L.L.C. Interest Pledge and Security Agreement to be executed in favor of Trustee as of the day and year first above written.

                              SHAREHOLDER:

                              ALADDIN GAMING HOLDINGS, L.L.C., a Nevada
                                   limited-liability company


                              By:  /s/ Richard Goeglein
                                   -----------------------------
                              Name:  Richard Goeglein
                              Title:  CEO & President


                              By:  /s/ Ronald Dictrow
                                   ------------------------------
                              Name:  Ronald B. Dictrow
                              Title: Executive V.P. &  Secretary

                                  ACKNOWLEDGMENT AND
                        CONSENT OF CAPITAL AND ALADDIN GAMING




     Each of ALADDIN CAPITAL CORP., a Nevada corporation ("Capital") and Aladdin Gaming, L.L.C., a Nevada limited-liability company ("Aladdin Gaming") hereby acknowledges receipt of a copy of the above L.L.C. Interest Pledge and Security Agreement, agrees to be bound by and comply with the terms thereof, including, without limitation, Paragraph 6 thereof and agrees to perform all covenants and obligations therein which, by their express or implied terms are to be performed by Capital and/or Aladdin Gaming.

                                   ALADDIN CAPITAL CORP.,
                                   a Nevada corporation


                                   By:  /s/ Richard Goeglein
                                        -------------------------------
                                   Name:  Richard Goeglein
                                   Title:  CEO & President



                                   ALADDIN GAMING, L.L.C.,
                                   a Nevada limited-liability company


                                   By:  /s/ Richard Goeglein
                                        -------------------------------
                                   Name:  Richard Goeglein
                                   Title: CEO & President

                                     EXHIBIT "A"

                     DESCRIPTION OF SHAREHOLDER'S L.L.C. INTEREST




                                                                           Percentage of
                                                                           -------------
     Issuer    Class of            L.L.C. Interest     No. of Interests    Outstanding
     ------    --------            ---------------     ----------------    -----------
               L.L.C. Interest     Certificate No.                         Interests
               ---------------     ---------------                         ---------
Aladdin Gaming Preferred           No. 1                                   100%
               Membership
               Interests
               (Series A)

